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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Cyanotech Corporation:

        We consent to the incorporation by reference in the Registration Statement Nos. 33-63789, 33-55310 and 333-42484 on Form S-8 and 333-42486 and 33-101401 on Form S-3 of Cyanotech Corporation of our report dated April 30, 2004, with respect to the consolidated balance sheets of Cyanotech Corporation and subsidiaries as of March 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended March 31, 2004, which report is included in the 2004 annual report on Form 10-K of Cyanotech Corporation. We also consent to the incorporation by reference of our report dated April 30, 2004 with respect to the financial statement schedule of Cyanotech Corporation and subsidiaries in the aforementioned 2004 annual report of Form 10-K, which report is included in said Form 10-K.

/s/ KPMG LLP

Honolulu, Hawaii
June 28th, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM